UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

NBTY, INC.

 (Exact name of registrant as specified in charter)

001-31788

(Commission file number)

DELAWARE	11-2228617
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

90 Orville Drive
Bohemia, New York	11716
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 10, 2005, Neil Koenig was named  as a newly elected director of the Board of Directors (the “Board”) of NBTY, Inc. (the “Company”), filling a vacancy on the Board.  Mr. Koenig is an independent member of the Board and meets all the criteria for independence established by the New York Stock Exchange (where the Company’s stock is listed for trading) and other applicable laws and regulations.   Mr. Koenig will serve as a Class II Director of the Board and will stand for reelection at the next annual meeting of stockholders to be held in 2006.  Mr. Koenig was not appointed to serve on any committee of the Board of Directors at this time.  Mr. Koenig was not selected as a director pursuant to any arrangement or understanding with any other person.  There is not currently, nor has there been in the past, any transaction, proposed transaction or series of transactions with the Company or any of its subsidiaries in which Mr. Koenig has, had or would have any direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2005

NBTY, INC.

	By:	/s/ Harvey Kamil
Harvey Kamil
President and Chief Financial Officer